SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): March 19, 2008 (March 12, 2008)

Gulf Western Petroleum Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-52309	98-0489324
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4801 Woodway Drive, Suite 306W
Houston, Texas 77056
(Address of Registrant’s principal executive offices)

(713) 355-7001
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 12, 2008, Gulf Western Petroleum Corporation (the “Company”) entered into a Loan Agreement with David Lyall (“Lender”) pursuant to which the Company issued to Lender a promissory note in the aggregate principal amount of $500,000 (the “Note”).  The interest rate on the Note is a fixed 10% per annum, payable monthly beginning in June 2008.  The Note is due and payable on March 12, 2009, but may be prepaid by the Company at any time.  In connection with the issuance of the Note, the Company issued 1,000,000 shares of its common stock to Lender.  The foregoing description of the Note is qualified in its entirety by reference to the Note attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation

The text set forth in Item 1.01 regarding the terms and conditions of the Note is incorporated into this section by reference.

Item 3.02	Unregistered Sales of Equity Securities

On March 17, 2008, the Company issued 250,000 units at a purchase price of $0.25 per unit, for aggregate proceeds to it of $62,500.  Each unit consists of one share of the Company’s common stock, one-half of a warrant to purchase one share of the common stock at an exercise price of $0.45 per share and one-half of a warrant to purchase one share of the common stock at an exercise price of $2.00 per share.  The units were sold to an accredited investor pursuant to the exemption from the registration requirements of the Securities Act  of 1933, as amended (the “Securities Act”) provided by Section 4(2) and Regulation D under the Securities Act.

The text set forth in Item 1.01 regarding the sale of the common stock in connection with the issuance of the Note is incorporated into this section by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

10.1	Loan Agreement dated March 12, 2008 between Gulf Western Petroleum Corporation and David Lyall

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2008

GULF WESTERN PETROLEUM CORPORATION

/ s / Donald L. Sytsma
Donald L. Sytsma
Chief Financial Officer

EXHIBIT INDEX

10.1	Loan Agreement dated March 12, 2008 between Gulf Western Petroleum Corporation and David Lyall